UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc.

645 Summer Street, Suite 101

Boston, Massachusetts 02210

(Address of principal executive offices, including zip code)

(857) 273-8343

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On November 28, 2022, Ikena Oncology, Inc. (the “Company”) issued a press release announcing a next-generation mitogen-activated protein kinase (“MEK”)-RAF complex inhibitor, IK-595, as the Company’s first development candidate in the RAS pathway, as well as providing a corporate update. The Company also updated its corporate presentation. A copy of the press release and corporate presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The corporate presentation will also be available in the investor relations section of the Company’s website at https://www.ikenaoncology.com/.

The information in this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Items.

On November 28, 2022, the Company announced a next-generation MEK-RAF complex inhibitor, IK-595, has been nominated as the company’s first development candidate in the RAS pathway.

The RAS pathway is implicated in at least half a million new cancer diagnosis each year in the United States alone. Ikena aims to target the pathway on multiple levels, including preventing known resistance mechanisms to achieve deep and sustained responses. Ikena’s new development candidate, IK-595, traps MEK and RAF in an inactive complex, more completely inhibiting RAS signals than existing inhibitors. IK-595’s ability to complex CRAF, in particular, prevents a well-recognized signaling bypass mechanism that cancer cells employ to drive therapeutic resistance to other drugs in this class. In addition, trapping CRAF in an inactive complex prevents the kinase independent anti-apoptotic function in RAS and RAF mutant cancers, a mechanism that cannot be addressed with first generation MEK inhibitors or pan-RAF inhibitors. IK-595 is being developed as an oral therapy, with a half-life enabling a pharmacokinetic profile potentially superior to other drugs, with the goal of developing an optimal therapeutic window for patients. The company plans to submit an investigational new drug application (IND) for IK-595 to the US Food & Drug Administration (FDA) in the second half of 2023.

Development Highlights, Corporate Updates, and Upcoming Milestones

•	Advancing new development candidate, IK-595, through IND-enabling studies, targeting MEK-RAF through novel mechanisms aiming to address existing gaps in the MEK inhibitor space

•	Preclinical differentiation data planned for presentation in the first half of 2023

•	IND targeted in the second half of 2023

•	Progressing novel, paralog-selective transcriptional enhanced associate domain (TEAD) inhibitor, IK-930, in the clinic and further defining differentiation profile from panTEAD inhibition

•	Monotherapy program progressing as planned, advanced through multiple dose escalation cohorts

•	Preclinical data on differentiation and advantages of paralog selectivity planned for presentation in first half of 2023

•	Initiation of osimertinib combination cohort clinical program expected in first half of 2023

•	Initial clinical data from IK-930 monotherapy program expected in second half of 2023

•	Following a portfolio review, discontinuing the internal clinical development of the EP4 antagonist IK-007 and exploring strategic alternatives for this program

•	Clinical data from IK-007 in microsatellite stable colorectal cancer (MSS-CRC) will be presented in a poster at 2022 European Society for Medical Oncology Immuno-Oncology Congress

•	Portfolio reprioritization and streamlining of discovery and clinical activities contribute to extension of cash runway into 2025

•

Runway does not include any potential licensing revenue from the AHR antagonist IK-175 program, currently in development in collaboration with Bristol Myers Squibb and eligible for opt-in through early 2024

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Ikena Oncology, Inc. Press Release

99.2	Ikena Oncology, Inc. Corporate Presentation

104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: November 28, 2022	By:	/s/ Mark Manfredi
Mark Manfredi, Ph.D.
President and Chief Executive Officer